Exhibit 10.2

SECURED REVOLVING PROMISSORY NOTE

$500,000.00	Salt Lake City, Utah

 October 14, 2009

FOR VALUE RECEIVED, the undersigned, Midas Medici Group Holdings, Inc., a Delaware corporation (“Midas Medici”), and Utilipoint International, Inc., a New Mexico corporation (“Utilipoint”) (collectively, the “Obligor”), hereby promise to pay to the order of  Proficio Bank, a Utah corporation (the “Holder”), the principal amount of FIVE HUNDRED THOUSAND DOLLARS AND NO/100 ($500,000.00) or so much thereof as may be advanced and outstanding under the Loan Agreement (as defined below).  Capitalized terms used herein but not defined herein shall have the meaning given to such term in the Loan Agreement.

The above-stated principal amount will bear interest at the Applicable Interest Rate (as such term is defined in the Loan Agreement) (or, if less, the maximum rate permitted by applicable law) from and after the date of this Secured Revolving Promissory Note (this “Note”) until full payment of the principal and all accrued interest hereunder.  Interest on the principal amount will be calculated at the rate set forth above on the basis of a 360-day year and the actual number of days elapsed.

Accrued interest shall be payable monthly in arrears on the first day of each month for the immediately preceding month commencing on the first day of November, 2009.  The principal amount outstanding under this Note, together with any accrued but unpaid interest on the unpaid principal amount, will be due and payable in full on the 14th day of October, 2010 (the “Maturity Date”).  The Obligor may prepay this Note at any time, in whole or in part, without premium or penalty.

This Note is being executed pursuant to the Revolving Loan Agreement by and between and among the Obligor and Holder dated as of the date hereof (the “Loan Agreement”) and is secured by (i) Security Agreement, dated as of the date hereof, by and between and among Obligor and Holder (the “Pledge Agreement”), and (ii) any other security agreement, pledge, assignment, stock power, mortgage, deed of trust, security deed and/or other instrument covering personal or real property which secures an obligation so defined as to include this Note.

An “Event of Default” shall be deemed to have occurred under this Note if (a) Obligor shall suffer an Event of Default (as such term is defined in the Loan Agreement) or (b) Obligor makes an assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, receivership or insolvency, or files an answer in any involuntary proceeding of that nature admitting the material allegations of the petition, or if a proceeding or bankruptcy, receivership or insolvency, is instituted against Obligor and is not dismissed within sixty (60) days, or if a trustee or receiver is appointed for Obligor is not dismissed or discharged within sixty (60) days.  Upon any Event of Default, all amounts advanced hereunder, together with all accrued but unpaid interest thereon, shall, at the option of Holder, without further notice, become due and payable and may be collected immediately, regardless of the stipulated Maturity Date.  Upon any Event of Default, in addition to interest as provided above, Obligor shall pay interest at the Default Rate (as such term is defined in the Loan Agreement).

The provisions of this Note are binding on the successors and assigns of the Obligor and shall inure to the benefit of the Holder’s successors and assigns.

Obligor hereby (a) waives grace, presentment and demand for payment, protest and notice of protest, and non-payment, all other notices, including notice of intent to accelerate the Maturity Date and notice of acceleration of the Maturity Date, filing of suit and diligence in collecting this Note, (b) agrees that Holder shall not be required first to institute suit or exhaust its remedies against Obligor under this Note and (c) consents to any extension or postponement of time of payment of this Note and in any other indulgence with respect hereto without notice from Holder.

All notices and communications required or provided for hereunder by any party shall be in writing and shall be (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by private courier or other overnight delivery service, or (d) sent by telecopy (with evidence of transmittal) to the party or parties to whom such notice is required to be given, to the address set forth below (or to such other address as any party may designate from time to time in accordance with the terms of this section:

If to Holder:

Proficio Bank
420 E. South Temple, Suite 520
Salt Lake City, Utah 84111
Attention:  Terry Grant, Chief Credit & Lending Officer
Facsimile No. (801) 363-0669

With a copy to:

Thomas R. Taylor, Esq.
Holme, Roberts & Owen, LLP
299 South Main St., Suite 1800
Salt Lake City, Utah 84111
Facsimile No. (801) 521-9639

If to Obligor:

c/o Midas Medici Group Holdings, Inc.
445 Park Avenue, 20th Floor
New York, New York 10022
Attention:  Nana Baffour, Chief Executive Officer
Facsimile No.: (212) 202-4168

With a copy to:

Steven H. Lang, Esq.
360 Venture Law (Shmalo Lang) LLP
P.O. Box 77365
Atlanta, Georgia 30357
Facsimile No.:  (404) 420-2169

A notice delivered personally shall be effective upon receipt.  A notice delivered by private courier or other overnight delivery service shall be effective on the day delivered (or the day on which delivery is refused in the event delivery is refused).  A notice delivered by certified or registered mail shall be effective on the third business day after the day of mailing.  A notice sent by telecopy shall be effective twenty-four (24) hours after the dispatch thereof.

It is the intention of Obligor and Holder to comply with any applicable usury laws.  In furtherance of this intention of Holder and Obligor, all agreements between Obligor and Holder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money under this Note exceed the maximum rate permissible under applicable law.  If, from any circumstance whatsoever, fulfillment of any provision hereof shall be prohibited by law, the obligation to be fulfilled shall be reduced to the maximum not so prohibited, and if from any circumstances Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount as would be excessive interest shall, at Holder’s option, be applied to the reduction of the principal of this Note and not to the payment of interest, or shall be refunded to Obligor.  This provision shall control every other provision of all agreements between Obligor and Holder.

Time is of the essence of this Note.  If any lawsuit is brought to enforce this Note or in connection with any breach or violation hereof, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses, including, without limitation, all reasonable attorneys’ fee and expenses.

Any payment received by Holder hereunder may, at Holder’s option, be applied first to interest or to reduce the principal balance.  A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse to any subsequent event.  No failure or delay on the part of Holder in exercising any right, power or remedy granted hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  Obligor hereby consents to all renewals and extensions of time at or after the maturity hereof and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by applicable law, the right to plead any statute of limitations as a defense and hereby agrees that no failure on the part of Holder to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms hereof, shall constitute a waiver thereof.  The parties to this Note have participated jointly in the in the negotiation and drafting of this Note.  This Note may not be changed orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.  As used herein, the terms, “Obligor” and “Holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law, however, this Note may not be assigned without the prior written consent of Holder which can be denied at Holder’s sole discretion.  This Note shall be construed in accordance with and governed by the laws of the State of Utah, and any disputes now or hereafter arising in connection with the execution or operation of this Note, regardless of whether such disputes shall arise in contract, tort or otherwise, shall be governed and determined by the laws of the State of Utah, without regard to the conflicts of laws provision thereof.  Jurisdiction and venue for purposes of this Note shall be solely with the state and federal courts sitting in Salt Lake City, Utah, Salt Lake County, Utah.

OBLIGOR: Midas Medici Group Holdings, Inc.

By:	/s/ Nana Baffour
Name: Nana Baffour
Title: Chief Executive Officer

Utilipoint International, Inc

By:	/s/ Nana Baffour
Name: Nana Baffour
Title: Chief Executive Officer